UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

NEXMETALS MINING CORP.

(Exact name of registrant as specified in its charter)

Ontario, Canada

(State or other jurisdiction of incorporation)

001-42750	N/A
(Commission File Number)	(IRS Employer Identification No.)

Suite 3400, One First Canadian Place P.O. Box 130 Toronto, Ontario, Canada	M5X 1A4
(Address of principal executive offices)	(Zip Code)

(604) 770-4334

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	NEXM	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2025, NexMetals Mining Corp. (the “Company”) completed its continuance from the Province of Ontario into the Province of British Columbia under the Business Corporations Act (British Columbia). In connection with the continuance, the Company adopted new Articles of the Company, which replace its former by-laws under the Business Corporations Act (Ontario).

A copy of the new Articles is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On October 10, 2025, the Company issued a news release announcing the completion of its continuance into British Columbia and adoption of new Articles. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of NexMetals Mining Corp. adopted effective October 10, 2025
99.1	Press Release dated October 10, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMETALS MINING CORP. (Registrant)

By:	/s/ Morgan Lekstrom
Morgan Lekstrom
Chief Executive Officer

Date: October 10, 2025